Loop Media, Inc. 8-K/A

Exhibit 99.1

Loop Media, Inc.

Consolidated Financial Statements

As of and For the Years Ended December 31, 2019 and 2018

Loop Media, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Loop Media, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Loop Media, Inc. and subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum llp

We have served as the Company’s auditor since 2020.

Houston, Texas

September 27, 2020

LOOP MEDIA, INC.

Consolidated Balance Sheets

	As of December 31,
	2019	2018
ASSETS
Current Assets
Cash	$1,011,445	$3,838,661
Accounts receivable	673,971	619,108
Inventory	28,395	12,572
Prepaid expenses and other assets	13,697	133,475
Prepaid income taxes	118,283	—
Operating lease right-of-use asset – current	155,868	—
Note receivable – current	10,215	10,215
Total current assets	2,011,874	4,614,031

Non-current Assets
Note receivable	102,318	107,913
Property and equipment, net	28,027	12,023
Intangible assets, net	1,128,555	1,340,000
Operating lease right-of-use asset	347,076	—
Goodwill	583,086	583,086
Other assets	19,831	9,385
Total Assets	$4,220,767	$6,666,438

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$1,044,795	$936,569
Income tax payable	—	800
Payable on acquisition	250,125	2,400,000
Loans payable	1,000,000	—
Lease liability – current	147,458	—
Due to stockholders	—	312,431
Deferred income	116,440	154,965
Total current liabilities	2,558,818	3,804,765

Non-current Liabilities
Lease liability	360,369	—
Convertible note payable - related party, net of unamortized discount of $2,360,898 and $2,960,570, respectively	639,102	39,430
Convertible notes payable, net of unamortized discounts of $24,291 and $30,487, respectively	588,852	256,513
Total Liabilities	4,147,141	4,100,708

STOCKHOLDERS’ EQUITY
Common stock, $0.0001; 190,000,000 shares authorized; 152,823,970 and zero shares issued and outstanding at December 31, 2019 and 2018.	15,282	—
Common stock Class A, $0.0001 par value; 130,000,000 shares authorized; zero and 76,361,127 shares issued and outstanding at December 31, 2019 and 2018	—	7,636
Common stock Class B, $0.0001 par value; 60,000,000 shares authorized; zero and 14,632,956 shares issued and outstanding at December 31, 2019 and 2018	—	1,463
Common stock subscribed and not yet issued	150,144	1,982,000
Additional paid-in capital	26,033,452	15,188,141
Accumulated deficit	(26,125,252)	(14,613,510)
Total Stockholders’ Equity	73,626	2,565,730
Total Liabilities and Stockholders’ Equity	$4,220,767	$6,666,438

The accompanying notes are an integral part of these consolidated financial statements.

LOOP MEDIA, INC.

Consolidated Statements of Operations

For the years ended

	For the year ended December 31,
	2019	2018

Revenues	$3,381,121	$—
Cost of revenue	913,843	—
Gross Profit	2,467,278	—

Operating expenses:
Selling, general and administrative	6,112,338	6,781,599
Total Operating expenses	6,112,338	6,781,599

Loss from Operations	(3,645,060)	(6,781,599)

Other income (expense)
Interest income	5,235	77
Interest expense	(964,081)	(85,692)
Gain on settlement of obligations	192,557	—
Loss on settlement of obligations	(493,601)	—
Loss on extinguishment of debt	(258,417)	—
Loss on investment in Screenplay	—	(1,341,120)
Recovery of bad debt	3,225	—
Impairment of intangibles	(6,350,000)	—
Total Other income (expense)	(7,865,082)	(1,426,735)

Provision for income taxes	(1,600)	(800)

Net loss	$(11,511,742)	$(8,209,134)

Basic and diluted loss per common share	$(0.11)	$(0.08)

Weighted average number of common shares outstanding:
Basic and diluted	106,009,013	104,744,462

The accompanying notes are an integral part of these consolidated financial statements.

LOOP MEDIA, INC.

Consolidated Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2019 and 2018

	Common Stock		Common Stock - Class A		Common Stock - Class B		Common stock subscribed		Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Class A	Class B	in Capital	Deficit	Total
Balance, January 1, 2018	—	$—	91,761,494	$9,176	11,124,906	$1,112	$—	$—	$7,592,698	$(6,404,376)	$1,198,610
Shares issued for cash and other assets	—	—	5,847,293	585	—	—	—	—	2.540,964	—	2,541,549
Cash received for stock payable	—	—	—	—	—	—	92,000	—	—	—	92,000
Share issuance cost	—	—	—	—	—	—	—	—	(62,752)	—	(62,752)
Return of shares as part of the Screenplay acquisition	—	—	(4,042,027)	(404)	—	—	—	—	(1,791,022)	—	(1,791,426)
Return of shares by former director	—	—	(20,000,000)	(2,000)	—	—	—	—	(285,000)	—	(287,000)
Stock payable for consulting	—	—	—	—	—	—	—	1,890,000	—	—	1,890,000
Shares issued to acquire Screenplay	—	—	2,794,367	279	—	—	—	—	1,274,341	—	1,274,620
Warrants issued for consulting fees	—	—	—	—	—	—	—	—	1,554,768	—	1,554,768
Warrants exercised	—	—	—	—	3,508,050	351	—	—	(15)	—	336
Warrants issued on convertible debt	—	—	—	—	—	—	—	—	2,387,687	—	2,387,687
Beneficial conversion feature of convertible debt	—	—	—	—	—	—	—	—	643,309	—	643,309
Stock-based compensation	—	—	—	—	—	—	—	—	1,333,163	—	1,333,163
Net loss	—	—	—	—	—	—	—	—		(8,209,134)	(8,209,134)
Balance, December 31, 2018	—	—	76,361,127	7,636	14,632,956	1,463	92,000	1,890,000	15,188,141	(14,613,510)	2,565,730
Shares issued for cash	—	—	2,066,000	207	67,690	7	—	—	546,277	—	546,491
Stock payable	—	—	—	—	—	—	150,144	—	—	—	150,144
Shares issued for prior stock payable	—	—	207,581	20	—	—	(92,000)	—	91,980	—	—
Shares issued for consulting fees	—	—	—	—	4,200,000	420	—	(1,890,000)	1,889,580	—	—
Shares issued for settlement with former employees	—	—	—	—	2,800,000	280	—	—	1,240,680	—	1,240,960
Shares issued for debt settlement	—	—	—	—	56,408	6	—	—	24,994	—	25,000
Warrants exercised	—	—	—	—	27,032,208	2,703	—	—	24,329	—	27,032
Shares issued for asset purchases	—	—	23,000,000	2,300	2,400,000	240	—	—	6,347,460	—	6,350,000
Beneficial conversion feature of convertible debt	—	—	—	—	—	—	—	—	140,248	—	140,248
Stock-based compensation	—	—	—	—	—	—	—	—	55,796	—	55,796
Warrants issued to consultant	—	—	—	—	—	—	—	—	483,967	—	483,967
Class A and B common shares merged into one class	152,823,970	15,282	(101,634,708)	(10,163)	(51,189,262)	(5,119)	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	(11,511,742)	(11,511,742)
Balance, December 31, 2019	152,823,970	$15,282	—	$—	—	$—	$150,144	$—	$26,033,452	$(26,125,252)	$73,626

The accompany notes are an integral part of these consolidated financial statements.

LOOP MEDIA, INC.

Consolidated Statements of Cash Flows

For the years ended

	Year ended December 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(11,511,742)	$(8,209,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	221,214	3,172
Amortization of debt discount	629,315	39,939
Amortization of right-of-use assets	227,871	—
Bad debt expense	—	796
Gain on settlement of obligations	(192,557)	—
Loss on step acquisition of ScreenPlay	—	1,341,120
Loss on extinguishment of debt	258,417	—
Loss on settlement of obligations	493,601	—
Stock payable for consulting services	—	1,890,000
Stock-based compensation	1,296,756	1,333,163
Loss on Impairment of intangibles	6,350,000	—
Warrants issued for consulting services	—	1,554,768
Change in operating assets and liabilities:
Accounts receivable	(54,863)	3,425
Prepaid income tax	(118,283)	—
Inventory	(15,823)	—
Prepaid expenses and assets	109,332	(11,226)
Accounts payable and accrued liabilities	372,567	(372,429)
Income tax payable	(800)	800
Operating lease liabilities	(222,988)	—
Deferred income	(38,528)	—
Net cash used in operating activities	(2,196,511)	(2,425,606)

Investing activities
Purchase of equipment	(25,773)	(2,854)
Repayment of note receivable	5,595	—
Acquisition of ScreenPlay, net of cash acquired	—	665,159
Net cash provided by (used in) investing activities	(20,178)	662,305

Financing activities
Proceeds from issuance of Class A Shares	516,491	2,493,049
Cash paid on payable on acquisition	(2,149,875)	—
Proceeds from issuance of Class B Shares	30,000	—
Proceeds from exercise of warrants	—	336
Proceeds from loan	1,000,000	—
Proceeds from stock payable	15,000	92,000
Proceeds from issuance of convertible debt	326,143	3,000,000
Repayment of stockholder loans	(348,286)	—
Share issuance costs	—	(62,752)
Net cash provided by (used in) financing activities	(610,527)	5,522,633

Increase (decrease) in cash	(2,827,216)	3,759,332
Cash, beginning of the year	3,838,661	79,329

Cash, end of the year	$1,011,445	$3,838,661

Supplemental Disclosures
Cash paid for taxes	$120,679	$—
Cash paid for interest	$50,000	$—

Non-Cash Transactions
Intangible asset acquired with shares	$6,350,000	$—
Right-of-use assets upon adoption of ASC 842	$444,112	$—
Addition of new leases accounted for under ASC 842	$286,703	$—
Beneficial conversion feature as debt discount	$29,967	$3,030,996
Stock payable for settlement of obligations	$135,144	$—
Shares issued for debt settlement	$25,000	$—
Warrants exercised for settlement of obligations	$27,032	$—
Common stock subscribed and not yet issued	$—	$1,890,000
Shares issued for 2018 common stock subscribed	$1,982,000	$—
Shares returned	$—	$2,000
Consideration to be paid for acquisition of Screenplay	$—	$2,400,000
Common Stock issued for acquisition of Screenplay	$—	$1,274,620
Other assets received in exchange for Class A Shares	$—	$48,500

The accompany notes are an integral part of these consolidated financial statements.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

1.	NATURE OF OPERATIONS AND GOING CONCERN

Loop Media, Inc. (“Loop” or the “Company”), a Delaware corporation was incorporated on May 18, 2016. Loop is an innovative streaming media company focused on premium short-form video for businesses and consumers.

On December 31, 2018, the Company entered into a Stock Purchase Agreement with the shareholders of ScreenPlay whereby Loop purchased 75.062% equity interest of ScreenPlay for $2,500,000 in cash and 2,794,367 of Loop’s Class A common shares. Upon closing, the Company owned 100% of ScreenPlay (See Note 3).

ScreenPlay is a combination of ScreenPlay, Inc. (“SPI”), a Washington corporation incorporated in 1991, and SPE, Inc. (“SPE”), a Washington corporation incorporated in 2008. ScreenPlay provides customized audiovisual environments that support integrated brand strategies for clients in the retail, hospitality, and business services markets, and for online content providers.

On January 1, 2019, SPE merged into SPI.

Going Concern and Management’s Plans

At December 31, 2019, the Company had cash of $1,011,445, a working capital deficit of $546,944, recurring net losses and an accumulated deficit of $26,125,252. These conditions indicate that there is substantial doubt about the Company's ability to continue as a going concern within one year from the issuance date of the consolidated financial statements.

The Company's primary source of operating funds since inception has been cash proceeds from debt and equity financing. The ability of the Company to continue as a going concern is dependent upon its ability to generate sufficient revenue and its ability to raise additional funds by way of a debt and equity financing.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. The ability of the Company to continue as a going concern is dependent on management’s further implementation of the Company’s on-going and strategic plans, which include continuing to raise funds through equity and/or debt raises. Should the Company be unable to raise adequate funds, certain aspects of the on-going and strategic plans may require modification.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary SPE as of and for the year ended December 31, 2019.

As of and for the year ended December 31, 2018, the consolidated financial statements included the accounts of the Company and its wholly-owned subsidiaries, SPI and SPE, from the date of their acquisition.

All inter-company transactions and balances have been eliminated on consolidation.

b)	Basis of Presentation

These consolidated financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“US GAAP”).

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

c)	Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, stockholders’ equity, and the disclosure of contingent assets and liabilities, as at the date of the consolidated financial statements, and expenses for the years reported. Actual results and outcomes may differ from management’s estimates and assumptions.

Significant estimates made by management affecting the consolidated financial statements include share-based payments, deferred tax assets & liabilities, useful lives of equipment and impairments of intangible assets and discount rates used in shareholder loans and convertible notes (See Note 12).

d)	Business Combinations

The Company accounts for business combinations in accordance with ASC Topic 805, Business Combinations (“ASC 805”). ASC 805 established principles and requirements for recognizing the total consideration transferred to and the assets acquired, liabilities assumed and any non-controlling interest in the acquired target in a business combination. ASC 805 also provides guidance for recognizing and measuring goodwill acquired in a business combination and requires the acquirer to disclose information that users may need to evaluate and understand the financial impact of the business combination.

See Note 3 “Step Acquisition of Screenplay” for further discussion.

e)	Cash

Cash and cash equivalents include all highly liquid monetary instruments with original maturities of three months or less when purchased. These investments are carried at cost, which approximates fair value. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). At times, the Company’s cash and cash equivalent balances may be uninsured or in amounts that exceed the FDIC insurance limits. The Company has not experienced any loses on such accounts. At December 31, 2019 and 2018, the Company had no cash equivalents.

As of December 31, 2019 and 2018, approximately $489,774 and $3,336,273 of cash exceeded the FDIC insurance limits, respectively.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

f)	Accounts Receivable

Accounts receivable represent amounts due from customers. The Company assesses the collectability of receivables on an ongoing basis. A provision for the impairment of receivables involves significant management judgement and includes the review of individual receivables based on individual customers, current economic trends and analysis of historical bad debts. As of December 31, 2019 and 2018, the Company had recorded an allowance for doubtful accounts of $0.

g)	Concentration of Credit Risk

The Company grants credit in the normal course of business to their customers. Periodically, the Company reviews past due accounts and makes decisions about future credit on a customer by customer basis. Credit risk is the risk that one party to a financial instrument will cause a loss for the other party by failing to discharge an obligation. As of December 31, 2019 and 2018, the Company is exposed to credit risk to the extent that its clients become unable to meet their payment obligations.

h)	Inventory

Inventories are valued at the lower of cost or net realizable value. Cost is determined using the first-in-first-out basis for finished goods. Net realizable value is determined on the basis of anticipated sales proceeds less the estimated selling expenses. Management compares the cost of inventories with the net realizable value and an allowance is made to write down inventories to net realizable value, if lower. As of December 31, 2019 and 2018, the Company has recorded no valuation allowance.

i)	Prepaid Expenses

Expenditures paid in one accounting period which will not be consumed until a future period such as insurance premiums, rents and annual subscription fees are accounted for on the balance sheet as a prepaid expense. When the asset is eventually consumed, it is charged to expense.

j)	Goodwill and other Intangible Assets

The Company accounts for goodwill and intangible assets in accordance with the accounting guidance which requires that goodwill be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill includes the excess of the purchase price over the fair value of net assets acquired in a business combination. ASC 850 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

When testing goodwill for impairment, the Company may assess qualitative factors for some or all of our reporting units to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. Alternatively, the Company may bypass this qualitative assessment for some or all of our reporting units and perform a detailed quantitative test of impairment (step 1). If the Company performs the detailed quantitative impairment test and the carrying amount of the reporting unit exceeds its fair value, the Company would perform an analysis (step 2) to measure such impairment. Based on the Company’s qualitative assessments at December 31, 2019, the Company concluded that a positive assertion can be made from the qualitative assessment that it is more likely than not that the fair value of the reporting units exceeded their carrying values and no impairments were identified.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

Intangible assets with finite lives are amortized over their estimated useful lives. Intangible assets with indefinite lives are not amortized but are tested for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. A $6,350,000 impairment to a finite-lived intangible asset was recorded for the year ended December 31, 2019. See below for estimated useful lives:

Brand name	Indefinite
Customer relationships	9 years
Content library	2 years

k)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the asset's estimated useful life. Expenditures for maintenance and repairs are expensed as incurred. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in earnings. See below for estimated useful lives:

Equipment	5 years
Software	3 years

l)	Operating Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use assets (“ROU assets”) and short-term and long-term lease liabilities are included on the face of the consolidated balance sheet.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company's obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company's leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company's lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are accounted for as a single lease component. For lease agreements with terms less than 12 months, the Company has elected the short-term lease measurement and recognition exemption, and it recognizes such lease payments on a straight-line basis over the lease term.

m)	Impairment of Long-Lived Assets

The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

n)	Financial Instruments and Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology is one or more unobservable inputs which are significant to the fair value measurement.

The fair value of the Company’s accounts receivable, short-term portion of notes receivable and accounts payable approximate their carrying value, due to their short-term nature. The fair value of the deposits, long-term portion of notes receivable and the amount due to stockholders approximate their fair values and are measured using Level 3 of the fair value hierarchy. The Company’s cash is measured at fair value under the fair value hierarchy based on Level 1 quoted prices in active markets for identical assets or liabilities.

o)	Convertible Debt and Beneficial Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815, Derivatives and Hedging to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 "Debt with Conversion and Other Options" for consideration of any beneficial conversion features.

p)	Advertising Costs

The Company expenses all advertising costs as incurred. Advertising and marketing costs for the year ended December 31, 2019 and 2018 were $44,977 and $58,305, respectively.

q)	Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily from delivery of streaming services, delivery of subscription content services in customized formats, and delivery of hardware and ongoing content delivery through software and the Company has no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s consolidated financial statements for the cumulative impact of applying this new standard, therefore there was no cumulative effect adjustment required. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

The Company recognize revenue when it satisfies a performance obligation by transferring control over a product to a customer. Revenue is measured based on the consideration the Company expects to receive in exchange for those products. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. Revenues are recognized under Topic 606 in a manner that reasonably reflects the delivery of the Company’s products and services to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

Performance Obligations and Significant Judgments

The Company’s revenue streams can be categorized into the following performance obligations and recognition patterns:

●	Delivery of streaming services including content encoding and hosting. The Company recognizes revenue over the term of the service based on bandwidth usage.
●	Delivery of subscription content services in customized formats. The Company recognizes revenue over the term of the service.
●	Delivery of hardware for ongoing subscription content delivery through software. The Company recognizes revenue at the point of hardware delivery.

Transaction prices for performance obligations are explicitly outlined in relevant agreements; therefore, the Company does not believe that significant judgments are required with respect to the determination of the transaction price, including any variable consideration identified.

Disaggregation of Revenue

The Company's revenues are disaggregated into the following revenue streams. The content and streaming services revenue including content encoding and hosting are recognized over the term of the service based on bandwidth usage. The content subscription services revenue in customized formats is recognized over the term of the service. The hardware for ongoing subscription content delivery is recognized at the point of hardware delivery. The following table represents revenue by category for the year ended December 31, 2019:

December 31, 2019
Content and Streaming Services	$1,693,921
Content Subscription Services	1,498,663
Hardware for Ongoing Subscription Content Delivery	188,537
Total revenue	$3,381,121

Customer Acquisition Costs

The Company records commission expense associated with subscription revenue. The Company has elected the practical expedient that allows the Company to recognized the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

r)	Deferred income

The Company bills subscription services in advance of when the service period is performed. The deferred income recorded at December 31, 2019 and 2018, represents the Company’s accounting for the timing difference between when the subscription fees are received and when the performance obligation is satisfied.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

s)	Net Loss and Net loss Per Share of Common Stock

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period without consideration for common stock equivalents. Diluted earnings per share is based on the treasury stock method and includes the effect from potential issuance of ordinary shares, such as shares issuable pursuant to the conversion of convertible debentures to common stock, exercise of warrants to purchase common stock, exercise of stock options.

The following outstanding common stock equivalents were excluded from the computations of diluted net loss per shares of common stock attributable to common stockholders for the periods presented as the effect of including such securities would be anti-dilutive.

	December 31, 2019	December 31, 2018
Convertible debentures	9,770,166	8,272,713
Warrants to purchase common stock	8,326,064	32,358,272
Options to purchase common stock	8,718,460	9,260,127
Total common stock equivalent	26,814,690	49,891,112

t)	Cost of revenue

Cost of revenue represents the cost of delivered hardware and bundled software and is recognized at the time of sale. For ongoing licensing and hosting fees, cost of sales is recognized over time based on usage patterns.

u)	Shipping and handling costs

A shipping and handling fee is charged to customers and recorded as revenue at the time of sale. The associated cost of shipping and handling is recorded as a cost of revenue at the time of service.

v)	Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

w)	Stock-Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. The Company measures the fair value of the share-based compensation issued to non-employees using the stock price observed in the trading market (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is complete.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

x)	Recently adopted accounting pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use (“ROU assets”) asset and a lease liability for all leases with terms greater than 12 months and also requires disclosures by lessees and lessors about the amount, timing and uncertainty of cash flows arising from leases. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as “ASC 842”.

On January 1, 2019, the Company adopted ASC 842 using the modified retrospective method for all lease arrangements at the beginning of the period of adoption. Results for reporting periods beginning January 1, 2019 are presented under ASC 842, while prior period amounts were not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 840, Leases. The standard had a material impact on the Company’s consolidated balance sheet but did not have a significant impact on the Company’s consolidated net income and cash flows. The most significant impact was the recognition of ROU assets and lease liabilities for operating leases. For leases that commenced before the effective date of ASC 842, the Company elected the permitted practical expedients to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases. The Company also elected to exclude leases with a term of 12 months or less in the recognized ROU assets and lease liabilities, when the likelihood of renewal is not probable.

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, or ASU 2018-07. ASU 2018-07 simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The Company adopted ASU 2018-07 prospectively as January 1, 2019. The adoption of ASU 2018-07 did not have a material impact on the Company’s consolidated financial statements.

 In February 2018, the FASB issued ASU No. 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220) Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, to address a specific consequence of the Tax Cuts and Jobs Act by allowing a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Act’s reduction of the U.S. federal corporate income tax rate. The Company adopted this ASU on January 1, 2019 on a prospective basis.

y)	Accounting Standards Issued but not yet Effective

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820), which modifies the disclosures on fair value measurements by removing the requirement to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and the policy for timing of such transfers. The ASU expands the disclosure requirements for Level 3 fair value measurements, primarily focused on changes in unrealized gains and losses included in other comprehensive income (loss). The ASU is effective for public entities for fiscal years beginning after December 15, 2019. The Company has not historically had any transfers between Level 1 and Level 2 or assets or liabilities measured at fair value under Level 3. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In September 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This guidance requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. This guidance also requires enhanced disclosures regarding significant estimates and judgments used in estimating credit losses. The new guidance is effective for fiscal years beginning after December 15, 2022. While the Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements, it does not expect the adoption to have a material impact on its consolidated financial statements.

Other accounting standards and amendments to existing accounting standards that have been issued and have future effective dates are not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

3.	STEP ACQUISITION OF SCREENPLAY

On October 11, 2016, the Company acquired a 24.938% equity interest in ScreenPlay for a total consideration of $2,000,000, of which $1,000,000 was in cash and $1,000,000 was in Class A common shares (1,761,494 shares at $0.5677 per share). The Company accounted for its investment in Screenplay using the cost method as the Company was not able to exercise significant influence over the operating and financial policies of SPE and SPI.

On December 31, 2018, the Company acquired the remaining 75.062% equity interest in ScreenPlay with Class A common shares and $2,500,000 cash. Upon closing, the Company issued $1,274,620 of Class A common shares (2,794,367 shares at $0.45614 per share) and paid $100,000 cash to the former owners of ScreenPlay. As of December 31, 2018, $2,400,000 of the cash consideration had not been paid. As of December 31, 2019, $250,125 is owed to one of the former owners of ScreenPlay.

In connection with the acquisition, the former owners of ScreenPlay agreed to return 4,042,027 shares they owned in Loop with a fair value of $0.44 per share, based on then fair value of Loop shares, for a total value of $1,791,426. The original $2,000,000 investment in ScreenPlay was determined to have a fair value of $658,880, resulting in a loss on acquisition of $1,341,120.

The acquisition of ScreenPlay is considered as a business combination and the net assets acquired from the acquisition were recorded at their estimated fair values in accordance with ASC 805 – Business Combinations. The Company accounted for the acquisition prospectively from the date of acquisition December 31, 2018; therefore, the Company did not recognize any of the revenues of ScreenPlay for the year ended in the December 31, 2018 financial statements. The allocation of the purchase consideration is as follows:

Fair value of shares issued	$1,274,620
Cash consideration	2,500,000
Fair value of Loop shares returned by the former owners ScreenPlay	(1,791,426)
Fair value of prior investment in ScreenPlay	658,880
Total consideration paid	2,642,074

Assets acquired:
Cash	765,159
Accounts receivable	618,868
Inventory	12,572
Prepaid expenses	70,381
Deposits	9,385
Note receivable	118,127
Equipment	7,051

Intangible assets acquired:
ScreenPlay brand	130,000
Customer relationship – Music Videos	344,000
Customer relationship – Movie Trailers	668,000
Content library – Music Videos	79,000
Content library – Movie Trailers	119,000

Liabilities assumed:
Accounts payable and accrued liabilities	(415,156)
Deferred income	(154,968)
Due to shareholders	(312,431)
Net assets acquired	2,058,988
Goodwill	$583,086

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

2018 Income statement pro forma

The following pro forma disclosure shows a condensed version of what the income statement would have been, for the year ended December 31, 2018, if the acquisition had occurred on 1/1/2018:

	Loop Media	Screenplay	Combined
	December 31,	December 31,	December 31,
	2018	2018	2018
Revenues	$—	$3,543,498	$3,543,498
Cost of revenue	—	(793,480)	(793,480)
Gross Profit	—	2,750,018	2,750,018

Operating expenses	(6,781,599)	(2,402,844)	(9,184,443)

Income (Loss) from Operations	(6,781,599)	347,174	(6,434,425)

Other expense	(1,426,735)	(39,705)	(1,466,440)

Provision for income taxes	(800)	(14,519)	(15,319)

Net income (loss)	$(8,209,134)	$292,950	$(7,916,184)

4.	INVENTORY

	December 31, 2019	December 31, 2018
Computers	$8,623	$4,124
Hasp keys	2,240	8,448
Loop player	17,532	—
Total inventory	$28,395	$12,572

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

5.	NOTE RECEIVABLE

	December 31, 2019	December 31, 2018
Current portion	$10,215	$10,215
Long-term portion	102,318	107,913
Total note receivable	$112,533	$118,128

On December 23, 2014, SPI entered into a promissory note receivable whereby it advanced $137,860 to Lodestar Entertainment, LLC. This note bears interest at 4% per annum and is collected in monthly installments of $851, including both interest and principal and has a maturity date of December 23, 2028. Interest earned for the years ended December 31, 2019 and 2018 was $4,802 and $4,846, respectively.

6.	PROPERTY AND EQUIPMENT, NET

	December 31, 2019	December 31, 2018
Equipment	$456,610	$430,837
Software	53,450	53,450
Less Accumulated Depreciation	(482,033)	(472,264)
Total Property and Equipment, net	$28,027	$12,023

Depreciation expense charged to operations amounted to $9,769 and $3,172, for the years ended December 31, 2019 and 2018, respectively.

7.	GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill consisted of the following:

	December 31, 2019	December 31, 2018
Beginning Balance	$583,086	$—
Acquired during the year (See Note 3)	—	583,086
Total Goodwill	$583,086	$583,086

Other intangible assets consisted of the following:

	December 31, 2019	December 31, 2018
Software acquired as intellectual property	$6,350,000	$—
Screenplay brand	130,000	130,000
Customer relationships	1,012,000	1,012,000
Content library	198,000	198,000
Impairment of intangible assets acquired in 2019	(6,350,000)	—
Less Accumulated Amortization	(211,445)	—
Total Other intangible assets, net	$1,128,555	$1,340,000

During 2019, the Company acquired intellectual property valued at $6,350,000 for issuance of Class B Shares (See Note 14). As of year-end December 31, 2019, the Company fully impaired the intellectual property and recognized a loss on impairment of $6,350,000. The Company recorded amortization expense of $211,445 and $0 for the years ended December 31, 2019 and 2018, respectively.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

8.	LEASES

The Company has operating leases for office space and office equipment. Many leases include one or more options to renew, some of which include options to extend the leases for a long-term period, and some leases include options to terminate the leases within 30 days. In certain of the Company’s lease agreements, the rental payments are adjusted periodically to reflect actual charges incurred for capital area maintenance, utilities, inflation and/or changes in other indexes.

On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded ROU assets of $444,112, and a lease liability of $444,112.

The Company entered into a lease agreement for office space in Glendale, California commencing in November 2019 and expiring in June 2023. The Company recorded ROU assets of $211,429 for the real estate components of the lease and a corresponding lease liability of $211,429 upon lease commencement.

The Company entered into a lease agreement for an apartment, used by business associates and employees as accommodations when in town, in Burbank, California commencing on February 2019 and expiring in April 2020. The Company recorded ROU assets of $75,274 for the real estate components of the lease and a corresponding lease liability of $75,274 upon lease commencement.

Lease liability is summarized below:

December 31, 2019
Total lease liability	$507,827
Less: short term portion	(147,458)
Long term portion	$360,369

Maturity analysis under these lease agreements are as follows:

2020	$191,144
2021	180,420
2022	185,834
2023	37,584
2024	—
Thereafter	—
Total undiscounted cash flows	594,982
Less: 10% present value discount	(87,155)
Total lease liabilities	$507,827

As of December 31, 2019, the Company had no additional significant operating or finance leases that had not yet commenced.

Lease expense for the year ended December 31, 2019 was comprised of the following:

December 31, 2019
Operating lease expense	$237,206
Short-term lease expense	17,656
Total	$254,862

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

Operating lease expense is included in selling, general administration expenses in the consolidated statement of operations.

For the year ended December 31, 2019, cash payments against lease liabilities totaled $263,694, accretion on lease liability of $40,706 and non-cash transactions totaled $286,703 to recognize operating lease right-of-use assets and operating lease liabilities.

Weighted average remaining lease term and discount rate for operating leases are as follows:

Weighted average remaining lease terms	3.06 years
Weighted average discount rate	10%

9.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	December 31, 2019	December 31, 2018
Trade payables	$357,982	$284,320
Accrued liabilities	566,696	529,594
Payroll liabilities	26,048	98,018
Interest payable	94,069	24,637
Total accounts payable and accrued liabilities	$1,044,795	$936,569

10.	LOANS PAYABLE

On December 18, 2019, the Company entered into a loan agreement with a lender for $1,000,000. The loan provided an interest rate of 5% compounded annually and calculated on a 360-day basis. The principal and accrued unpaid interest were due on June 30, 2020. The loan is secured by a secondary interest in all assets of both Loop and ScreenPlay. This loan was exchanged as part of the lender’s purchase of 300,000 shares of Series B Convertible preferred stock effective February 5, 2020. For the year ended December 31, 2019, the Company accrued interest of $1,597.

11.	DUE TO STOCKHOLDERS

The loans were assumed as part of the ScreenPlay acquisition. The loans outstanding as of December 31, 2018 were $312,431. The loans were due on October 11, 2021, and had an annual interest rate of 6%, compounded monthly. The loans were settled on January 9, 2019, which resulted in a loss on settlement of $35,855 due to the fair value of the liability was less than the face amount of the liability.

12.	CONVERTIBLE DEBT

	December 31, 2019	December 31, 2018
Convertible Debentures issued to a related party, amended October 1, 2019, interest at 10% per annum, interest accrues through May 2020, beginning June 1, 2020, monthly payments of unpaid accrued interest will be made through December 1, 2020, beginning January 1, 2021, the company will pay equal monthly installments of principal and interest through December 1, 2023 and any unpaid principal and interest outstanding will be immediately due and payable on December 1, 2023	$3,000,000	$3,000,000

Convertible Debenture issued to a founder and former officer of the Company in conjunction with redemption of 20,000,000 shares of Class A common stock, interest at 10% per annum, interest accrues through September 1, 2019, beginning October 1, 2019 monthly payments of unpaid accrued interest will be made through May 1, 2020, beginning June 1, 2020, the Company will pay equal monthly installments of principal and interest through December 1, 2023, secured by 5,000,000 shares of Class A common stock owned by the Company’s CEO	287,000	287,000

Secured(1) convertible debenture, interest at 11% per annum,, accrued monthly and the outstanding principal and unpaid accrued interest is due January 8, 2021	326,143	—

Convertible debentures payable	$3,613,143	$3,287,000

Less Debt Discount	(2,385,189)	(2,991,057)

Total convertible debentures payable	$1,227,954	$295,943

(1)	Secured by primary interest in all assets of both Loop and ScreenPlay.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

Convertible debentures – related party $3,000,000

Original terms

On December 12, 2018, the Company issued $3,000,000 in convertible debentures, which have a maturity date of December 1, 2023 (the “Maturity Date”). The debentures accrue interest monthly at a rate of 10% per annum, simple interest. Accrued unpaid interest became payable monthly beginning February 1, 2019 through May 1, 2020. Any outstanding principal and accrued unpaid interest were to be paid in equal monthly installments beginning June 1, 2020 until all outstanding principal and accrued unpaid interest was paid in full no later than December 1, 2023.

At the option of the debenture holders, the debentures are convertible at any time prior to the Maturity Date in whole or in parts into Class A common shares of the Company at a price of $0.40 per common share. One-half of these convertible debentures were issued to a director of the Company.

The convertible debentures also provide that should the Company receive not less than $6,000,000 from the sale of its securities, it must either, at the discretion of the holders, make a $750,000 principal payment plus the balance of any accrued unpaid interest or convert that amount into the Company’s common stock. If the Company receives not less than $12,000,000 from the sale of its securities, the entire outstanding principal balance plus any accrued and unpaid interest must be either paid or converted in common stock.

In connection with the issuance of the convertible debentures, the Company issued 27,032,208 common share purchase warrants, with each warrant exercisable at $0.001 for a period of 10 years (See Note 14). The Company evaluated the warrants in accordance with ASC Topic No. 815 – 40, Derivatives and Hedging – Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to the Company’s common stock. The Company determined that the warrants did not meet the definition of a liability and therefore did not account for them as a separate derivative liability.

The allocation of the $3,000,000 in gross proceeds from issuance of convertible debentures based on the relative fair values resulted in an allocation of $2,387,687 to the warrants and $612,313 to the convertible debentures. The relative fair value of the warrants above was determined on the date of grant using the Black Scholes option-pricing model with the following parameters: (1) risk free interest rate of 2.00%; (2) expected life in years of 10.0; (3) expected stock volatility of 45.0%; and (4) expected dividend yield of 0%. In addition, because the effective conversion rate based on the $612,313 allocated to the convertible debentures was $0.08 per share which was less than the fair value of the Company’s stock price on the date of issuance, a beneficial conversion feature was present at the issuance date. The beneficial conversion feature totaled $612,313 and was recorded as a debt discount. The Company also recorded the allocated fair value of the warrants $2,387,687 as additional debt discount. The total initial unamortized debt discount was $3,000,000 and is amortized to interest expense using effective interest method over the life of the convertible debentures.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

As of December 31, 2019 and 2018, the amortized debt discount recorded as interest expenses was $599,671 and $39,430, respectively.

Settlement – October 31, 2019

The Company was not able to make the payments required under the terms of the convertible debentures and the holders filed suit on July 11, 2019. The convertible debenture holders and the Company entered into a settlement agreement on October 31, 2019, and the lawsuit was dismissed as of October 31, 2019. The settlement resulted in the amendment of the convertible debentures to extend the payment terms as presented in the convertible debentures table above.

Pursuant to the settlement agreement the Company (i) issued 67,690 shares of Class B common stock to the convertible debenture holders for $30,000 cash; and (ii) issued 56,408 Class B common shares valued at $25,000 to the convertible debenture holders for the forgiveness of $5,221 in liabilities owed by the Company, which resulted in a loss on settlement of obligations of $19,779 during the year ended December 31, 2019.

In addition, the settlement agreement further provided that the Company would be released from any liability for accrued unpaid interest and other convertible debentures costs from the date of the convertible debentures to the date of the settlement agreement. The Company was relieved of $192,557 of accrued interest as of October 31, 2019 and recorded a gain on settlement of obligations during the year ended December 31, 2019.

Additionally, the settlement agreement provided that the Company would merge the Class A common stock and Class B common stock into one class of common stock. On December 5, 2019, the Company merged Class A and Class B common stock.

On October 31, 2019, as part of the above mentioned settlement agreement, the Company issued 27,032,208 Class B common shares upon the exercise of warrants, with an exercise price of $0.001 per share, for a total value of $27,032. The exercise price was applied against the balance of accrued interest on the convertible debentures.

The following table presents the components of the convertible debentures as of December 31, 2019 and 2018:

	December 31,
	2019	2018
Principal	$3,000,000	$3,000,000
Less: Unamortized debt discount	(2,360,898)	(2,960,570)
Balance, Net	$639,102	$39,430

Convertible debenture - $287,000

Original terms

On December 1, 2018, the Company entered into a redemption agreement with one of the former officers to repurchase 20,000,000 shares of Class A common stock. The terms of this agreement required that the Company issue a convertible debenture to this shareholder in the amount of $287,000 and pay the amount of accrued expenses owed to him of $134,000 in four quarterly payments beginning October 1, 2019. The first two quarterly payments totaling $67,000 were paid in January 2020. The payment terms for this convertible debenture are presented in the convertible note table above.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

At the option of the debenture holder, the debenture shall be convertible at any time prior to December 1, 2023 in whole or in parts into Class A common shares of the Company at a price of $0.40 per common share. As the effective conversion rate based on the principal $287,000 was $0.40 per share which was less than the fair value of the Company’s stock price on the date of issuance, a beneficial conversion feature was present at the issuance date. The beneficial conversion feature totaled $30,996 and was recorded as a debt discount.

The discount is amortized to interest expense using effective interest method over the life of the convertible debenture. As of December 31, 2019 and 2018, the amortized debt discount recorded as interest expenses was $6,196 and $509, respectively.

The following table presents the components of the convertible debenture as of December 31, 2019 and 2018:

	December 31,
	2019	2018
Principal	$287,000	$287,000
Less: Unamortized debt discount	(24,291)	(30,487)
Balance, Net	$262,709	$256,513

Secured convertible debenture - $326,143

Original terms

On July 12, 2019, the Company entered into a loan agreement with a lender for a loan amount up to $200,000. The loan provided an interest rate of 10% accrued monthly with principal and accrued unpaid interest due on January 8, 2021. The loan required the Company to pay a loan fee of 2% ($4,000) upon execution. The loan provides for a prepayment penalty of 4% of the amount prepaid plus all interest accrued to the date of the prepayment. The loan was secured by a primary interest in all assets of both Loop and ScreenPlay.

Amendment 1

By August 20, 2019, the amount borrowed under the $200,000 loan agreement amounted to $252,473 and the loan agreement was amended to provide for an increase in the maximum loan amount to $400,000.

In addition, the loan was restructured as a convertible debenture. At the option of the debenture holder, the debenture is convertible at any time prior to the maturity date in whole or in parts into Class A common shares of the Company. The conversion price was deemed to be the lesser of $0.40 per common share or the offering price paid by unaffiliated investors for one share of the current merger target’s common stock, no par value under a planned private offering of such securities by the current merger target in connection with the proposed merger transaction with the Company. The proposed merger with merger target failed to close so the conversion price was deemed to be $0.40 per common share.

The Company evaluated the embedded conversion feature in accordance with ASC Topic No. 815 – 40, Derivatives and Hedging – Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to the Company’s common stock. The Company determined that the embedded conversion feature did not meet the definition of a liability and therefore did not account for it as a separate derivative liability. The embedded conversion feature was fair valued at $146,678 using the Black Scholes Method and recorded as loss on extinguishment of debt and offset to additional paid-in capital. The Company also charged the additional loan fees of $6,473 to loss on extinguishment of debt.

The Company evaluated the embedded conversion feature as the effective conversion rate based on the principal $252,473 was $0.40 per share which was less than the fair value of the Company’s stock price on the date of issuance and determined that a beneficial conversion feature was present at the issuance date. The beneficial conversion feature totaled $29,967 and was recorded as a debt discount and offset to additional paid-in capital.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

The amendment also provided that at the lender’s request, the Company will issue one share of its Class A common stock for every dollar loaned. The total amount borrowed under this loan as of December 31, 2019 is $326,143, the Company recorded the obligation to issue 326,143 Class A common shares with a value of $135,144 as Class A common stock subscribed but not yet issued and debt discount.

Amendment 2 – November 26, 2019

The Company changed its merger target to Interlink Plus, Inc. (Interlink). On November 26, 2019, the $400,000 convertible loan agreement was amended again to change the conversion price to the lesser of $0.25 per common share or the offering price paid by unaffiliated investors for one share of Interlink common stock.

As of November 26, 2019, the amortized debt discount recorded as interest expense was $23,448, and upon execution of Amendment 2, the Company wrote off the remaining unamortized debt discount of $141,663 as loss on extinguishment of debt.

Upon execution of Amendment 2, a new embedded conversion feature was re-calculated as $110,281 which was charged to additional-paid-in-capital. The difference of $36,397 was offset against loss on extinguishment of debt.

The following table presents the components of the convertible debenture as of December 31, 2019 and 2018:

	December 31,
	2019	2018
Principal	$326,143	$—
Less: Unamortized debt discount	—	—
Balance, Net	$326,143	$—

13.	RELATED PARTY TRANSACTIONS

Related parties are natural persons or other entities that have the ability, directly or indirectly, to control another party or exercise significant influence over the party making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

The amounts due to or from the related parties are as follows:

	Nature of relationship	December 31, 2019	December 31, 2018

Convertible debt – face value	Directors	$3,000,000	$3,000,000

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

14.	CAPITAL STOCK

a)	Common stock

Authorized

130,000,000 Class A Shares with a par value of $0.0001

60,000,000 Class B Shares with a par value of $0.0001

Class A and Class B Shares have identical rights, preference, privileges and restrictions except that Class B shares do not have voting rights.

Pursuant to a settlement agreement with convertible debenture holders of the Company (See Note 12), both Class A and B Shares merged into one common share category as of December 5, 2019. The Class A and Class B shares were converted to the new category of common shares at a rate of 1 for 1.

During the year ended December 31, 2019, the Company had the following share transactions:

Issued and outstanding

●	The Company issued 67,690 Class B Shares, at $0.4432 per share, for total cash proceeds of $30,000.

●	The Company issued 2,066,000 Class A Shares to various investors, at $0.25 per share, for total cash proceeds of $516,491.

●	The Company issued 23,000,000 Class A Shares and 2,400,000 Class B Shares at $0.25 per share, for the purchase of intellectual property, with a total value of $6,350,000.

●	The Company issued 2,800,000 Class B Shares with a value of $1,240,960 in connection with a settlement with former employees upon the termination of their employment contracts.

●	The Company issued 27,032,208 Class B Shares upon the exercise of warrants, with an exercise price of $0.001 per share, for a total value of $27,032. In lieu of cash the exercise price of these warrants was satisfied by the forgiveness of certain liabilities owed by the Company to the investor.

●	The Company issued 56,408 Class B Shares valued at $25,000 as a settlement of liabilities with certain investors and recorded a loss on settlement of $19,779.

●	The Company issued 207,581 Class A Shares valued at $92,000 which were reserved for issuance as a stock payable at December 31, 2018, for proceeds that were received during the year ended December 31, 2018.

●	The Company issued 4,200,000 Class B Shares with a value of $1,890,000 which were reserved for issuance as a stock payable at December 31, 2018. These were issued for consulting services received during the year ended December 31, 2018.

Stock Subscribed but not yet issued

●	The Company has 368,706 Class A Shares reserved as a stock subscribed but not yet issued valued at $150,144, including a $15,000 subscription payment received from investors and $135,144 as an additional obligation on convertible debentures.

During the year ended December 31, 2018, the Company had the following share transactions:

Issued and outstanding

●	The Company issued 5,847,293 Class A Shares to various investors valued at $2,541,549, of which $2,493,049 was paid for in cash, and $48,500 in assets.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

●	The Company issued 3,508,050 Class B Shares for warrants exercised by a consultant. The Company received $336 for the exercise of these warrants.

●	The Company issued 2,794,367 shares valued at $1,274,620 for the acquisition of ScreenPlay.

●	The Company cancelled 4,042,027 Class A Shares returned by the former shareholders of ScreenPlay in connection with the acquisition of ScreenPlay.

●	20,000,000 Class A Shares were redeemed by the Company as part of redemption agreement with former director (See Note 12).

Stock subscribed but not yet issued

●	The Company has 207,581 Class A Shares reserved as a stock subscribed but not yet issued, valued at $92,000 for a $92,000 subscription payment received from investors. These shares were issued during the year ended December 31, 2019.

●	The Company has 4,200,000 Class B shares reserved as a stock payable to various consultants for consulting fees, valued at $1,890,000. These shares were issued during the year ended December 31, 2019.

b)	Share purchase warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock:

Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (Years)
$0.57	5,326,064	7.04	$0.57	5,326,064	7.04
$0.25	3,000,000	9.98	$0.09	3,000,000	9.98

The following table summarizes the warrant activity for the years ended December 31, 2019 and 2018:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at December 31, 2017	5,326,064	$0.57
Issued	30,540,258	—
Exercised	(3,508,050)	—
Expired	—	—
Outstanding at December 31, 2018	32,358,272	$0.09
Issued	3,000,000	0.09
Exercised	(27,032,208)	—
Expired	—	—
Outstanding at December 31, 2019	8,326,064	$0.45

The Company recognizes compensation expense for all warrants granted using the fair value-based method of accounting. During the year ended December 31, 2018, the Company issued 3,508,050 warrants to a consultant, and recorded consulting expense of $1,554,768. Also, during the year ended December 31, 2018, another 27,032,208 warrants were issued in connection with the issuance of convertible debentures, and the Company recorded $11,698,370 as the relative fair value of the warrants. During the year ended December 31, 2019, the Company issued 3,000,000 warrants with a relative fair value of $483,967 to settle $46,000 of liabilities owed to a consultant. This resulted in a loss on settlement of obligations of $437,967.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

The Company calculated the fair value of warrants issued using the Black-Scholes option pricing model, with the following inputs which were determined using a basket of comparable companies:

December 31, 2018

Weighted average fair value of warrants granted	$0.43
Expected life	10
Risk-free interest rate	2.08%
Expected volatility	45.49%
Expected dividends yield	0%
Forfeiture rate	0%

December 31, 2019

Weighted average fair value of warrants granted	$0.15
Expected life	10
Risk-free interest rate	1.85%
Expected volatility	46.97%
Expected dividends yield	0%
Forfeiture rate	0%

c)	Stock options

The Company’s Stock Option Plan allows a maximum of 10,000,000 shares to be reserved for issuance under the plan. Options granted under the plan may not have a term exceeding 10 years and vesting provisions are at the discretion of the Board of Directors.

The following table summarizes the stock option activity for the years ended December 31, 2019 and 2018:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	2,264,224	$0.57	8.65	$—
Grants	6,995,903	0.44	9.84	—
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeited	—	—	—	—
Outstanding at December 31, 2018	9,260,127	$0.47	9.31	$—
Grants	—	—	—	—
Exercised	—	—	—	—
Expired	(541,667)	—	—	—
Forfeited	—	—	—	—
Outstanding at December 31, 2019	8,718,460	0.47	8.41	—
Exercisable at December 31, 2019	8,718,460	$0.47	8.41	$—

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

The aggregate intrinsic value in the preceding tables represents the total pre-tax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.25 as of December 31, 2019 and 2018, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2019:

Options Outstanding
		Weighted	Options
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$0.57	1,722,557	6.8	1,722,557
$0.45	6,995,903	8.8	6,995,903

Total	8,718,460	8.4	8,718,460

The stock-based compensation expense related to option grants was $55,796 and $1,333,163 for the years ended December 31, 2019 and 2018, respectively.

d)	Stock-based compensation

The Company recognizes compensation expense for all stock options granted using the fair value based method of accounting. During the year ended December 31, 2018, the Company issued 6,995,903 options valued at $0.1746 per option.

The Company calculated the fair value of options issued using the Black-Scholes option pricing model, with the following assumptions:

December 31, 2018

Weighted average fair value of options granted	$0.1746
Expected life	5 years
Risk-free interest rate	2.43%
Expected volatility	41.54%
Expected dividends yield	0%
Forfeiture rate	0%

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

15.	INCOME TAX

On December 22, 2017, new legislation was signed into law, informally titled the Tax Cuts and Jobs Act, which included, among other things, a provision to reduce the federal corporate income tax rate to 21%. Under ASC 740, Accounting for Income Taxes, the enactment of the Tax Act also requires companies, to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. There is no further change to its assertion on maintaining a full valuation allowance against its U.S. deferred tax assets. The Company’s gross deferred tax assets have been revalued from 35% to 21% with a corresponding offset to the valuation allowance and any potential other taxes arising due to the Tax Act will result in reductions to its net operating loss carryforward and valuation allowance.

Income tax expense (benefit) consist of the following for the years ended December 31, consist of the following:

U.S. federal	2019	2018
Current	$—	$—
Deferred	(2,063,921)	(1,021,554)
State and local
Current	1,600	800
Deferred	(746,995)	(543,546)
Total	$(2,809,316)	$(1,564,300)

Change in valuation allowance	2,810,916	1,565,100
Income Tax Provision	1,600	800

The reconciliation between the U.S. statutory federal income tax rate and the Company’s effective rate for the years ended December 31, 2019 and 2018 is as follows:

	2019	2018
U.S. federal statutory rate	21.00%	21.00%
State income taxes, net of federal benefit	6.98%	6.98%
Other permanent items	(2.36)%	(0.04)%
Change in valuation allowance	(24.42)%	(19.07)%
Other	(0.62)%	(8.87)%
Effective rate	0.58%	0.00%

As of December 31, 2019, and 2018, the Company’s deferred tax assets (liabilities) consisted of the effects of temporary differences attributable to the following:

Deferred tax assets	2019	2018
Net Operating Loss Carryover	$2,448,321	$1,930,973
State Net Operating Loss	813,492	641,676
Stock-based compensation	877,478	514,599
Fixed assets book/ tax basis difference	(1,576)	135,798
Impairment	1,776,959	—
Accrued expenses	(138,719)	(154,515)
Amortization of debt discount	(660,900)	(837,005)
Research credit	4,259	4,259
Intangible book/tax basis difference	861,776	934,389
Total deferred tax asset, net	5,981,090	3,170,174
Less reserve for allowance	(5,981,090)	(3,170,174)
Total Deferred tax asset, net of valuation allowance	$—	$—

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

The Internal Revenue Code Section 382 limits NOL and tax credit carry forwards when an ownership change of more than 50% of the value of the stock in a loss corporation occurs. Accordingly, the ability to utilize remaining NOL and tax credit carryforwards may be significantly restricted. All of net operating loss carry forwards as of December 31, 2018, are subject to the limitations under Section 382 of the Internal Revenue Code.

The Company files income tax returns in the U.S. federal and various state jurisdictions. As of December 31, 2019, and 2018, the Company has federal net operating loss carryforwards of $11.6 million and $9.2 million, respectively. As a result of the Tax Cuts and Jobs Act of 2017 and the Coronavirus Aid, Relief, and Economic Security Act of 2020, NOLs arising before January 1, 2018, and NOLs arising after January 1, 2018, are subject to different rules. Our pre-2018 NOLs totaled approximately $1.56 million; these NOLs will expire in varying amounts from 2037 through 2038, if not utilized. Our NOLs arising in 2018 and 2019 can generally be carried back five years, carried forward indefinitely and can offset 100% of future taxable income for tax years before January 1, 2021 and up to 80% of future taxable income for tax years after December 31, 2020. Any NOLs arising on or after January 1, 2021, cannot be carried back, can generally be carried forward indefinitely and can offset up to 80% of future taxable income. The federal NOLs begin to expire in 2037; losses generated in 2018 and forward have an indefinite life. The state NOLs begin to expire in 2034.

As of December 31, 2019, and 2018, the Company has state net operating loss carryforwards of $11.6 million and $9.2 million, respectively. The state NOLs begin to expire in 2037.

As of December 31, 2019, the tax returns for the years from 2014 through 2018 remain open to examination by the Internal Revenue Service and various state authorities. ASC 740, “Income Taxes” requires that a valuation allowance is established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be recognized. A review of all available positive and negative evidence needs to be considered, including the Section 382 limitation, the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to the future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of December 31, 2019, and 2018.

As of December 31, 2019, and 2018, the Company has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s policy is to classify assessments, if any, for tax-related interest as income tax expenses. No interest or penalties were recorded during the years ended December 31, 2019, and 2018. The Company does not expect its unrecognized tax benefit position to change during the next twelve months.

16.	SUBSEQUENT EVENTS

Merger between Loop Media, Inc. and its wholly owned subsidiary, ScreenPlay, Inc.

On January 24, 2020, the Company filed the Articles of Merger between itself a Delaware corporation and ScreenPlay, Inc. (SPI) a Washington Corporation with both Delaware and Washington Secretaries of State. On the date of the merger: the separate corporate existence of SPI ceased; title to all assets owned by SPI became vested in the Company without reversion or impairment; and the Company assumed all liabilities of SPI. Any proceeding pending by or against SPI may be continued as if such merger did not occur, or the Company may be substituted in the proceeding for SPI. Immediately after the merger, all issued and outstanding shares of SPI were cancelled.

Merger between Loop Media, Inc. and Interlink Plus, Inc.

Effective February 5, 2020, the Company merged with Loop Media Acquisition, Inc., a wholly owned subsidiary of Interlink Plus, Inc. (“Interlink”) (the “Merger”). The Company was the surviving corporation and, as a result of the Merger, became a wholly owned subsidiary of Interlink.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

Pursuant to the Merger Agreement, at the effective time of the Merger:

●	The Company’s outstanding 159,663,970 shares of common stock were exchanged for an aggregate of 159,663,970 shares of the Interlink’ s common stock.

●	The Company’s outstanding options to purchase 8,718,460 shares of common stock were assumed by Interlink and converted into options to purchase 8,718,460 shares of Interlink’s common stock.

●	The Company’s outstanding warrants to purchase 8,326,064 shares of common stock were exchanged for warrants to purchase 8,326,064 shares of the Interlink’s common stock: and

●	The Company’s outstanding debt convertible into approximately 9,770,166 shares of common stock was assumed by Interlink and will be amended to provide for the conversion into approximately 9,770,166 shares of Interlink’s common stock.

Stock Option Plan

On June 15, 2020, the board of directors of Loop adopted the Loop Media, Inc. 2020 Equity Incentive Compensation Plan (the Plan). Awards that may be granted under the Plan include: (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Awards; (e) Performance Share Awards; (f) Cash Awards; and (g) Other Equity-Based Awards. The Plan allows a total share reserve of no more than 12,000,000 shares of common stock for the grant of Awards. The Plan further provides that no more than 10,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

Under the Plan, stock option awards of 1,000,000 and 1,500,000 shares, respectively were granted to two key employees on June 15, 2020. The options are intended to be Incentive Stock Options up to the point the fair market value of the vested shares determined on the grant date exceed $100,000. The vested shares or portions of shares thereafter will be treated as Non-Qualified Stock Options. The vesting period for both awards begins on July 1, 2020. The award of 1,000,000 option shares will vest 500,000 shares on July 1, 2020 and the remaining 500,000 shares will vest on January 1, 2021. The award of 1,500,000 option shares will vest ratably each month over a 36-month period.

Sale of Preferred Stock

Effective February 5, 2020 the Company entered into a Restricted Stock Purchase Agreement. In consideration for the 300,000 Series B Shares, the investor agreed to (i) pay $1,000,000 and (ii) forgive debt in the amount of $1,000,000 in principal and accrued interest.

Sale of Common Stock

The Company entered into a Restricted Stock Purchase Agreement dated January 24, 2020, with a contractor in connection with the issuance of 6,000,000 shares of common stock as additional compensation for services provided in the development of software and applications for the Company’s content distribution platform.

During the first quarter of 2020 and after the merger with Interlink, Interlink issued 780,000 shares of common stock for cash in the amount of $195,000.

Prior to the merger, the Company issued 860,000 shares of common stock for $215,000 in cash.

Subsequent Contractual Arrangements

On April 16, 2020, the Company entered into a license agreement with Sony Music Entertainment (“SME”) to digitally distribute audio-visual musical recordings that it owns or controls in agreed forms to consumers via certain approved distribution channels. This agreement requires the Company to pay royalties and make minimum guaranteed payments, and includes marketing commitments, advertising inventory, and financial and data reporting obligations. Rights to sound recordings granted pursuant to this agreement are expected to account for a significant part of its streams in the foreseeable future. This license agreement has a duration of two years, is not automatically renewable, and applies to the United States, Canada, and certain Latin American countries. The license agreements also allow for the record label to terminate the agreement in certain circumstances, including, for example, the Company’s failure to timely pay sums due within a certain period, a breach of material terms, and in some situations which could constitute a “change of control” of the Company. This agreement provides that SME has the right to audit the Company for compliance with the terms of the agreement. Further, it contains a “most favored nation” provision, which requires that certain material contract terms be at least as favorable as the terms agreed to or will agree with any other record label. Future minimum guarantee payments are material and represent a significant portion of the Company’s contractual obligations and commercial commitments.

LOOP MEDIA, INC.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

Payroll Protection Program and Economic Injury Disaster Loan Grant

The Coronavirus Aid, Relief and Economic Security Act (CARES Act) was signed into law on March 27, 2020 and provided for, among other things, the Payroll Protection Program (PPP). The CARES Act temporarily added the PPP Loan program to the U.S. Small Business Administration’s (SBA) 7(a) Loan Program and provides for the forgiveness of up to the full amount of qualifying loan plus accrued interest guaranteed under the program. The Company applied for and received on April 27, 2020, through a bank, $573,500 under this program. The loan provides for an annual interest rate of 1% and a term of two years from the date the proceeds were received. Payments of principal and interest are deferred for the first six months of the loan period. The program further provides that the payment of certain qualified expenses from the proceeds received can be eligible for loan forgiveness. The qualified payments must consist of at least 60% for payroll costs and the remaining amount up to a maximum of 40% can be used for certain non-payroll related costs such as mortgage interest, rent and utilities. The bank that issued the loan will determine how much of the loan will be forgiven based upon the information provided by the Company along with evidence of such costs. The $573,500 has been accounted for as a liability on the Company’s balance sheet. Any amount that is forgiven will be accounted for as other income at the time the forgiveness is determined. Any amount that is not forgiven will remain on the balance sheet as a long-term liability and accrued interest. The remaining balance will be repaid with interest over the remaining term of the loan.

The CARES Act also provided that businesses affected by the Coronavirus pandemic would be eligible to apply for a loan under the Economic Injury Disaster Loan (EIDL) Program of the SBA. However, a business can only apply for a loan under PPP or EIDL, not both. The Company applied for an EIDL loan as well but accepted the PPP Loan and therefore was no longer eligible to borrow under the EIDL Program. However, as part of the EIDL loan application process, the Company was able to request a $10,000 grant from the EIDL Program. The grant does not have to repaid as a result of not getting the EIDL. However, the $10,000 grant will be reduced against the amount of the PPP loan qualifying to be forgiven. The $10,000 EIDL grant has been recognized in Q2 2020.

COVID 19

The spread of a novel strain of coronavirus (COVID-19) around the world in the first half of 2020 has caused significant volatility in U.S. and international markets. The Company experienced a 12% decline in revenues in the six months ended June 30, 2020 as compared to the six months ended June 30, 2019, which was directly related to business closures of key customers.